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                                  EXHIBIT 6.1
                               ARTICLES OF MERGER
                BETWEEN AMERICAN CENTRAL LIFE INSURANCE COMPANY
                    AND UNITED MUTUAL LIFE INSURANCE COMPANY
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                               ARTICLES OF MERGER


                                       OF


                             AMERICAN CENTRAL LIFE

                               INSURANCE COMPANY


                             INDIANAPOLIS, INDIANA



                                      AND


                               UNITED MUTUAL LIFE

                               INSURANCE COMPANY


                             INDIANAPOLIS, INDIANA


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                               ARTICLES OF MERGER

IT IS HEREBY CERTIFIED by the American Central Life Insurance Company and the United Mutual Life Insurance Company that the following Joint Agreement of Merger between said corporations has been duly adopted and executed by them, viz:

THIS JOINT AGREEMENT OF MERGER, made and entered into this 17th day of December,
A. D., 1936, at Indianapolis, Indiana, by and between the AMERICAN CENTRAL LIFE INSURANCE COMPANY, a corporation duly organized, established, and existing under and by virtue of the laws of the State of Indiana, as a capital stock life insurance company (hereinafter designated as the "American Central"), and the UNITED MUTUAL LIFE INSURANCE COMPANY, a corporation duly organized, established, and existing under and by virtue of the laws of the State of Indiana, as a mutual life insurance company (hereinafter designated as the "United Mutual"), each with its principal office and place of business at Indianapolis, Indiana,

WITNESSETH THAT,

     WHEREAS, The laws of the State of Indiana by Acts 1935, Chapter 162, authorize and empower domestic insurance corporations to enter into joint agreements of merger and provide the method and procedure for the approval, adoption, and execution of such agreements and the approval of articles of merger,

     NOW THEREFORE, In consideration of the mutual promises, covenants, and agreements herein contained and to effectuate a merger of the American Central and the United Mutual pursuant to the approval and authorization of their respective boards of directors, the stockholders of the American Central and the members of the United Mutual and subject to the approval of the necessary officials and departments of the State of Indiana, all as provided by law, IT IS HEREBY MUTUALLY AGREED by and between the parties hereto as follows:

1.   Merger Agreement and Name of Surviving Corporation:

     The American Central Life Insurance Company shall merge into the United Mutual Life Insurance Company, (which, with its name changed to "AMERICAN UNITED LIFE INSURANCE COMPANY," shall be and is hereinafter designated as the "Surviving Corporation"), under the present certificate of authority of the United Mutual, except for such modification and changes as are specifically set forth in this Joint Merger Agreement and restatement of its Articles of Incorporation.


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2.   Surrender  of  American   Central  Stock  and  Issuance  of   Participation
     Certificates:

     Immediately upon the issuance of the Certificate of Merger by the Secretary of State, stock certificates evidencing ownership of at least eighty-five per centum (85%) in amount of the capital stock of the American Central shall be surrendered by Herbert M. Woollen and Harry R. Wilson, as Trustees for American Central stockholders and owners of Participation Certificates, free and clear of any pledge, lien or claim of any nature whatsoever to the Surviving Corporation for cancellation; provided that surrender of a substantial part of the remaining shares shall be completed within four (4) months from the effective date of said merger; and provided that coincident with any such surrender and cancellation and in exchange for said stock certificates and in consideration therefor, there shall be issued by the Surviving Corporation to said Trustees for delivery to each owner, in lieu of his certificates of stock in the American Central, Participation Certificates, in the form hereinafter set forth, entitling him to such fractional part of the amounts herein called "Conversion Proceeds" less deductions herein set out as the number of his surrendered shares of stock bears to 2,740, the total outstanding shares of stock in the American Central. In the event any shares of American Central stock shall be acquired in accordance with the provisions of Chapter III, Article V, Section 123 of the Indiana Insurance Law, or by purchase, Participation Certificates shall be issued for such stock so acquired or purchased and shall share in the regular distribution of Conversion Proceeds. Such Participation Certificates shall be held by the Surviving Corporation as Trustee for the remaining Participation Certificate owners and the share thereof in the Conversion Proceeds shall be equitably distributed by the said Trustee among the remaining Participation Certificate owners. The Surviving Corporation may purchase Participation Certificates for its own account. The Participation Certificates shall be registered on the books of the Surviving Corporation and shall be transferable. They shall give the owners and holders thereof no other or greater rights than stated in such Certificates and this Agreement, and shall create no liability against the Surviving Corporation except for Conversion Proceeds, as hereinafter defined, when, if, and as determined in the manner herein provided.

3.   Segregation of American  Central Assets and  Liabilities  American  Central
     Fund

     There shall be created, by proper segregation, designations, and entries upon the books of the Surviving Corporation, a complete separation, listing, and accounting of all assets, liabilities, and business of the American Central, (except those assets taken over by the Surviving Corporation by agreement,) as the same exist

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and are  shown by the books  and  records  in the  accounting  for the  American
Central at the close of business on December 31, 1936, which, with all accretions thereto and depletions therefrom, shall constitute and be known as
the  "American   Central  Fund"  and  shall  continue  until  all  Participation
Certificates are retired as hereinafter provided.

4.   Conversion Proceeds Determined Annually and Distributed:

     The Conversion Proceeds above mentioned shall be determined in the following manner: As of December 31, 1936, and annually thereafter until and including December 31, 1956, a complete annual accounting of the business of the American Central Fund shall be prepared in the form required for annual statements to the Indiana Insurance Department.

A. In these statements there shall be credited to the American Central Fund the following:

     a. In the first accounting as of December 31, 1936, all assets received from the American Central at book values. Subsequent accountings shall start with the ledger assets at the date of the preceding accounting.

     b. All income of any sort derived from business and assets of the American Central Fund.

     c. All profits on sales and maturities of ledger assets and gross increase by adjustment in book value of ledger assets of the American Central Fund.

     d. Interest, rents and other income, including profits on sales or maturities and increases by adjustments on that portion, if any, of the general assets of the Surviving Corporation which is derived from the business and assets of the American Central Fund, at the net rate realized by the Surviving Corporation on all of its assets acquired after this Merger, excluding those transferred from the American Central and the United Mutual.

B.   In said annual statements, there shall be charged as disbursements:

     a. All disbursements specifically chargeable to the business and assets of the American Central Fund. The expenses which cannot be specifically allocated to the business of the American Central or the Surviving Corporation, shall be pro-rated between the respective businesses and assets on the basis hereinafter set forth, it being expressly understood that no part of the acquisition expense of the Surviving Corporation shall be charged to the American Central Fund.

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     b.   All investment  expenses and investment losses on account of assets of the American Central Fund.

     c. All payments made or credited to owners of Participation Certificates and dissenting stockholders.

C. In preparing the statements of assets and liabilities, the following principles shall be followed:

     a. All assets received from the American Central with accretions and substitutions less depletions, shall be included.

     b. An amount equal to the value of the undivided part of the general assets of the Surviving Corporation derived from income from the business and assets of the American Central Fund shall be included.

     c. All policy assets and liabilities and all other non-ledger assets and liabilities shall be included as required by the Insurance Department Annual Statement Blank unless otherwise specified herein. Disability reserves shall be based upon the tables heretofore used by the American Central.

     From the statements prepared as provided herein, the gain or loss of the Surviving Corporation on account of the business of the American Central shall be determined. The amount thereof shall constitute the Conversion Proceeds. Any such loss in excess of gains from other sources and of the existing Fluctuation Fund as hereinafter provided shall be a first charge against the Conversion Proceeds of the succeeding year or years until equalized. The determination of Conversion Proceeds, as herein provided, shall be made annually as of December 31st, and after deducting the amounts provided in Sections 5, 6 and 7 hereof, the remainder of said Conversion Proceeds shall within ninety (90) days thereafter be distributed in cash annually for a period ending December 31, 1956, to the registered owners of the Participation Certificates. The Trustees shall have access at all times to the books and records of the Surviving Corporation for the purpose of determining the correctness of the accounting, or for any other purposes. Any expense of any examinations or audits at the request of the Trustees shall be paid by the Surviving Corporation and charged against the American Central Fund.

5. Equalization of American Central Surplus as of December 31, 1935:

     It is agreed that the capital and surplus of the American Central as of December 31, 1935, and the surplus of the United Mutual constitute the surplus of the Surviving Corporation. If necessary to equalize the surplus of the American Central at the effective date hereof to the amount thereof as of December 31,



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1935,  there shall be deducted from the Conversion  Proceeds each year beginning with the accounting for the year 1937 an amount not in excess of ten per centum (10%) of the Conversion Proceeds created by the operations of that year, which amounts so deducted shall remain in the American Central Fund.

6.   Provision for Fluctuations and Losses" Final Accounting December 31, 1956 -
     Appraisal:

     In order to provide for fluctuations in the value of investments and other losses, there shall be deducted an amount equal to twenty per centum (20%) of the remainder of the Conversion Proceeds after the deduction provided in Section 5 hereof has been made, beginning with the accounting for the year 1939, which amounts so deducted shall remain in the American Central Fund and be carried as a liability to be known as the "Fluctuation Fund," against which losses in excess of gains from other sources may be charged, until December 31,1956, provided that the maximum of said Fund shall not at any accounting exceed ten per centum (10%) of the book value of the assets of the American Central Fund, and provided further that the American Central Committee, as hereinafter created, shall annually determine the extent to which the further maintenance of this Fund is reasonably necessary. In the accounting as of December 31, 1956, the reasonable, fair, normal, average market value of all assets in the American Central Fund shall be determined by agreement between the American Central Committee and the Surviving Corporation; or, in the event they are unable so to agree, by disinterested parties employed by the American Central Committee with the approval of the Surviving Corporation. In that accounting, the values so fixed shall be used in determining the Conversion Proceeds payable to the Participation Certificate owners, and the remainder of the Fluctuation Fund, if any, shall be distributed as a part of the final accounting and payment. Any part of the Fluctuation Fund which shall be distributed in accordance with this agreement shall not be subject to the deduction provided for in Section 7 of this agreement. Immediately thereupon the Participation Certificates shall be surrendered for cancellation.

7.   Allocation of Conversion Proceeds to Surviving Corporation:

     In the accounting for each of the years 1937 and 1938 there shall be deducted and credited to the surplus of the Surviving Corporation an amount equal to ten per centum (10%) of the Conversion Proceeds as determined from the operations during said year. For each of the years 1939 and thereafter such deduction and credit shall be fifteen per centum (15%).


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8.   Effective Date of Merger:

     The "effective date" of the merger shall be the date of the issuance of the Certificate of Merger by the Secretary of State, as provided by Chap. III, Art. V, Sec. 118 of the Indiana Insurance Law.

9.   Surviving Corporation Vested with Property and Responsible for Liabilities:

     When such merger has been effected, as provided by Chap. III, Art. V, Sec. 125 of the Indiana Insurance Law, the Surviving Corporation shall thereupon and thereafter possess and be vested with all the rights, privileges, immunities, powers, and franchises of a public, as well as of a private nature of each of the corporations, parties hereto; and all property, real, personal, and mixed, and all debts due on whatever account and all choses in action and all and every other interest, of or belonging to or due to each of them shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, under the laws of this State vested in either of the corporations, parties hereto, shall not revert or be in any way impaired by reason of the merger, and the Surviving Corporation shall thenceforth be responsible and liable for all the liabilities and obligations of each of the corporations, parties hereto, in the same manner and to the same extent as if the Surviving Corporation had itself incurred the same or contracted therefor. The American Central, its directors, officers and agents shall make all conveyances, assignments, and do or refrain from all other acts and deeds deemed necessary, expedient or proper to effectuate the merger, and to vest in the Surviving Corporation all of the American Central's right, title and interest in and to said property, and to carry out the full intents and purposes of the merger, and the Surviving Corporation shall have all rights of action, legal and equitable possessed by each of the corporations, parties hereto.

10.  Taxes Paid by Owners of Participation Certificates:

     The Participation Certificate owners shall pay all state and federal taxes which may be imposed against said owners upon the portion of the Conversion Proceeds paid to them; provided that should any state or federal law require that the said taxes be paid by the Surviving Corporation prior to payment to the Participation Certificate owners, the Surviving Corporation shall pay the same and withhold and deduct in the annual accounting the proper prorated amounts thereof from the amounts payable to the various Participation Certificate owners.

11.  Disbursements and Income - Allocation and Pro-Rata Division:

     Whenever, in this Joint Agreement of Merger, reference is made to a pro-rata division of profits or losses on the undivided

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assets of the Surviving Corporation or income from those assets or disbursements on their account or a division of the general income, expenses or disbursements of the Surviving Corporation, the following principles shall govern:

     A. The items which are derived from the undivided assets, if any, shall be divided in proportion to the contributions on the one part of the American Central and on the other part of the United Mutual and the Surviving Corporation to such undivided assets of the Surviving Corporation.

     B-1. The following disbursements of the Surviving Corporation as listed in the annual statement are considered as specifically chargeable to the American Central Fund and as such shall be charged as disbursements to that Fund, as provided for in Section 4, Paragraph B(a) of this Agreement of Merger:

     a. All payments of any kind to or for any policyholder, or his or her beneficiary, on contracts of life insurance or on annuities written or assumed by the American Central.

     b. Amounts paid for claims on supplementary contracts issued or assumed by the American Central.

     c. Expenses of investigation and settlement of American Central policy and contract claims, including legal expenses.

     d. Renewal commissions and first year commissions to agents on life insurance policies and annuity contracts written by them for the American Central.

     e. All taxes, licenses, and fees laid by any State or the Federal Government and all other taxes on assets belonging to the American Central Fund or paid to protect same, and taxes on annuity considerations or insurance premiums on contracts or policies written or assumed by the American Central.

     f. All bills and accounts and similar obligations incurred by the American Central prior to date of this merger.

     g.   Bank exchange on American Central items.

     h.   American Central agents' balances charged off.

     i. Gross loss on sale or maturity of ledger assets of the American Central Fund.

     j. Gross decrease by adjustment in book value of ledger assets of the American Central Fund.

     k. Any other general disbursements clearly allocable to the business and assets of the American Central Fund.

     B-2. The following listed disbursements of the Surviving Corporation are to be divided between the American Central Fund and the Surviving Corporation in proportion to the amount of insurance


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remaining in force as of December 31st of the preceding year, originally written or assumed on the one part by the American Central and on the other part by the United Mutual and the Surviving Corporation:

     a. The rent of the two home office buildings, (941 North Meridian Street and 30 West Fall Creek Parkway). It is understood and agreed that the building at 941 North Meridian Street will be disposed of by sale or lease as soon as possible, and at that time the rent on this building will be dropped from the disbursements.

     b. Bureau and association dues and assessments, with the exception of those of the National Fraternal Congress, M. I. B., Life Insurance Sales Research Bureau, Association of Life Agency Officers and any other association of which neither the American Central nor the United Mutual is now a member, or in which membership would be clearly for the benefit of the Surviving Corporation. Such excepted membership costs shall be charged to the Surviving Corporation.

     c.   Books, newspapers and periodicals not clearly allocable.

     d.   Postage, express, telegraph, and telephone not clearly allocable.

     e.   General Office maintenance and expenses not clearly allocable.

     f.   Legislative expense not clearly allocable.

     B-3. The following listed disbursements of the Surviving Corporation are to be divided in proportion to the actual time devoted, use made, and expense incurred in carrying out the business of the American Central Fund and the Surviving Corporation respectively:

     a. Salaries and all other compensation of officers, directors, trustees, and home office employees.

     b.   Home office travel.

     c. Legal expenses not incurred in connection with settlement of policy or annuity claims.

     d.   Furniture and fixtures.

     e.   Printing and stationery.

     f.   Insurance except on real estate.

     g.   Investment expense.

     h.   Miscellaneous expense.

     B-4. The division of any general disbursements of the Surviving Corporation, other than those enumerated in this Section or which are not clearly allocable to the business and assets of the American Central Fund or of the Surviving Corporation, shall be made by the


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American Central Committee,  hereinafter mentioned,  in accordance with a survey of the items of expense.

     B-6. Payments to inactive employees, retired prior to the effective date of or as a result of this merger shall be charged to the American Central Fund if paid to former employees of the American Central or charged entirely to the Surviving Corporation if paid to former employees of the United Mutual.

12.  American Central Committee:

     The by-laws of the Surviving Corporation shall create a Committee to be known as the "American Central Committee," which shall consist of four (4) members of the Board of Directors of the Surviving Corporation of whom two (2) shall be named by the Trustees for the Participation Certificate owners and two
(2) shall be named by the Board of Directors of the Surviving Corporation; the duties of such Committee shall be:

a. To operate, manage, control, direct, lease, sell, convert, and collect the assets of the American Central Fund and to reinvest the proceeds thereof available for reinvestment in such securities as will comply with the Indiana Insurance Law.

b. To formulate and apply a just and accurate rule or formula for the distribution of the income and disbursements and the profits and losses of the American Central Fund where situations and conditions arise not covered by the terms of this Agreement.

c. To supervise, manage, and control the insurance and reinsurance business of the American Central Fund as the same exists at the date of the merger and as the same continues thereafter until the expiration of the term provided in this Agreement, provided that with respect to the agency field force of the American Central, it is understood that in the acquisition of new business the same shall be under the complete supervision, management and control of the Surviving Corporation, except:

     That such agency field force may have the privilege of writing new business for the Surviving Corporation under the contracts with the American Central in force on the effective date of the merger and that none of the members of such agency field force shall be subject to dismissal, nor shall their contracts be terminated by the Surviving Corporation, unless for willful violation of the terms of the contract of employment or the rules and regulations of the Surviving Corporation, or if it be found upon experience that the acquisition

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     cost  of  new  business  through them  is unduly  excessive and that proper measures in accordance with the spirit of their contracts to reduce such cost to a proper figure are not effective, unless with the approval of the American Central Committee.

d. Each Committee Member shall have power to designate a suitable person to act as substitute, provided, however, that not more than two (2) substitutes shall be permitted at any one time; no action of the Committee shall be valid unless it is by the unanimous act of all members or substitutes therefor.

e. The Committee shall choose from its members its own Chairman and Secretary who shall serve without compensation and neither of whom shall lose his vote in Committee matters; upon request of the Committee the Secretary of the Surviving Corporation may, however, act as secretary; Committee meetings shall be held at the Home Office as frequently as practicable on call of any two members; full and complete minutes of all Committee meetings shall be kept, preserved, and reported to the Board of Directors at each regular meeting thereof; full and complete records and books of account reflecting truly and accurately all business transactions and the state and condition of the American Central Fund shall be kept and maintained and the minutes of the Committee and such books and records shall be kept in the office of the Secretary of the Surviving Corporation and shall be open at all times to inspection by the executive officers and directors of the Surviving Corporation.

f. The Committee shall have no power or authority to waive, alter, change or amend the provisions, terms and requirements of this Agreement, but all of the provisions, terms, and requirements hereof shall be binding upon and controlling over such Committee in all of its actions. If the Committee cannot agree unanimously with respect to any matter in this Paragraph hereafter enumerated no further action shall be taken with respect thereto until the same shall, upon the request of any member thereof, be referred to and acted upon by the Board of Directors or by the Executive Committee, which shall promptly review the subject so to it referred and determine the proper action to be taken with respect thereto, of which action immediate notice shall be given to the Committee. If such failure to agree shall occur within fifteen (15) days prior to a regular Board meeting, such matter shall be referred to the Board; if at any other


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     time, then  such matter  shall  be referred to the Executive Committee;  if referred to the Executive Committee, the chief executive officer, if he so desires, may have a period of fifteen (15) days within which to call a special meeting of the Board to consider such matter. The matters which may be thus referred to the Board are:

     (1)  Those matters defined in Paragraph (a) of this Section.

     (2) Those matters defined in Paragraph (b) of this Section, so far as they do not violate the terms of this Agreement.

     (3) The administration and handling of the reinsurance in force on the effective date of the merger and contracts and treaties therefor.

     (4) Dealings and relations with the agency field force of the American Central under contracts in force at the effective date of the merger.

g. Any such by-laws relating to the foregoing subject matter shall be irrevocable while any Participation Certificates are outstanding.

13.  Participation Certificates Form:

     The Participation Certificates to be issued to stockholders of the American Central shall be in the form following:

                           PARTICIPATION CERTIFICATE

No. _______________                               ____Units

                     AMERICAN UNITED LIFE INSURANCE COMPANY
                             Indianapolis, Indiana

This  certifies  that  _____________________________________  is  the  owner  of
________________________________ Beneficial Units entitling him to participate in any and all distributions from certain assets and proceeds therefrom, designated as the American Central Fund in Articles of Merger executed by American Central Life Insurance Company and United Mutual Life Insurance Company, both of Indianapolis, Indiana, by which said corporations were merged into American United Life Insurance Company, the issuer hereof. Said Articles of Merger were filed in the office of the

Secretary of State of Indiana on the ____________ day of __________________, 1936, and were recorded in the office of the Recorder of Marion County,

Indiana, in Miscellaneous Record ____________________, page _______ By the provisions of said Articles of Merger, all holders of shares of capital stock in American Central Life Insurance Company are entitled to surrender for cancellation the certificates evidencing said shares and to receive in lieu thereof a Certificate or Certificates in the form hereof for such the American Central Fund and the Surviving Corporation in proportion to the amount of insurance



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

outstanding 2,740 shares of said stock and the rights of the holder of this certificate participate shall be in the proportion that the number of units represented by this certificate bears to the total number (not in excess of 2,740) of shares for which certificates shall be issued.

For the sole protection and the enforcement of the rights of holders of certificates, of which this Certificate is a part, there has been executed by American United Life Insurance Company and by Herbert M. Woollen and Harry R. Wilson, formerly President and Vice President, respectively, of American Central Life Insurance Company, a written Trust Indenture dated the ____________ day of _______________________, 1936. The aforesaid Articles of Merger and said Trust Indenture are made parts of this Participation Certificate, and any holder hereof is bound by all the terms and conditions of said documents and by the provisions of the Indiana Insurance Law.

On the effective day of the said Articles of Merger, American United Life Insurance Company became vested with all of the property and assets of American Central Life Insurance Company and assumed liability to perform all of its obligations. As a part of that merger said American United Life Insurance Company agreed to issue said Participation Certificates in consideration of and proportionately to the extent of the surrender to it of the shares of capital stock above described.

The American Central Fund consists of all the assets and liabilities and business delivered by American Central Life Insurance Company to American United Life Insurance Company pursuant to said merger as shown by the books and records of said former company at the close of business on December 31, 1936, with all subsequent accretions thereto and depletions therefrom until and including the year 1956.

Before  March  31st of each year  beginning  with 1938  until all  Participation
Certificates are retired there shall be determined the gain or loss, which amount so determined shall constitute what is described in the Articles of Merger as the Conversion Proceeds.

If necessary to equalize the surplus of the American Central Life Insurance Company to the amount thereof as of December 31, 1935, an amount not in excess of ten per centum (10%) of the Conversion Proceeds created by operations of each respective preceding year shall, in 1938 and each year thereafter, be retained in the American Central Fund.

Beginning with the accounting for December 31, 1939, and in each year thereafter until December 31, 1956, there shall be deducted twenty per centum (20%) of the amount remaining in the Conversion Proceeds after said deduction, which amount so deducted shall remain in the American Central Fund and shall be known as the "Fluctuation Fund," which shall serve to provide for fluctuations in the value of investments and other losses and against which losses in excess of gains from other sources may be charged, provided that the maximum amount in this Fluctuation Fund shall at no time exceed ten per centum (10%) of the book value of the assets in the American Central Fund. Such deductions for the Fluctuation Fund shall continue so long only as may be reasonably necessary.

In each of the years 1938 and 1939, there shall be deducted and credited to the surplus of American United Life Insurance Company ten per centum (10%) of the Conversion Proceeds for distribution in that year; in the year 1940 and in each year thereafter such deduction shall be fifteen per centum (15%).

The remainder of the Conversion Proceeds after the foregoing deductions and any expense incurred in accordance with the Trust Agreement shall be distributed annually at the times and in the manner provided in the Articles of Merger pro-rata to holders of Participation Certificates.

On or before March 31st, 1957, by methods provided in the Articles of Merger, there shall be determined the net amount, if any, to be distributed from the American Central Fund as at the close of business on December 31, 1956, and the same shall then be distributed pro-rata to Participation Certificate holders, whereupon all further rights and claims of the owner of this certificate against any property or assets of American United Life Insurance Company shall cease and this Certificate and all other certificates shall be deemed fully satisfied and shall be surrendered for cancellation.

The owner hereof shall have no claim against any of the property or assets of American United Life Insurance Company except as is described in this Certificate and in the Articles of Merger, nor is any liability created hereby except as, and when funds are available as provided in said Articles of Merger for distribution to the owners of Participation Certificates.

For a more complete description of the American Central Fund, methods of creating such Fund, principles of debiting and crediting the same in the determination of the Conversion Proceeds, and of the participation rights of the holders of these Certificates, there should be examined the aforesaid Articles of Merger and the Trust Indenture.

All distributions hereunder may be delivered to the person or persons registered as the owner or owners hereof by valid remittance transmitted by United States mail addressed to the owner or owners all as is shown by the registration books of the Company. Or, before making any remittance, the Company may in its discretion demand production and exhibit of this certificate and, on final distribution, the surrender hereof.

IN WITNESS WHEREOF, American United Life Insurance Company by its authorized officers, has hereunto affixed its signature attested by its corporate seal this ____________ day of ____________, 1936.

                                        AMERICAN UNITED LIFE INSURANCE COMPANY
                                       By___________________________
                                         President

ATTEST:

_____________________________

Secretary

(Corporate Seal)

14.  American Central Policyholders:

The policyholders of the American Central on the effective date of the merger shall not participate in the profits of the Surviving Corporation or otherwise, but their respective policies shall continue to remain non-participating, provided that any policy issued by the American Central on the participating basis shall continue to participate in the manner and to the extent provided in the policy. The rights and obligations between the American Central policyholders and the Surviving Corporation shall continue unchanged from those existing between the American Central and said policy. holders prior to the merger, without change, diminution, or enlargement.

15.  Restatement of Articles of Incorporation:

In order to give effect to the merger described herein, it is deemed necessary and advisable to restate certain of the Articles of Incorporation of the Surviving Corporation: Such Articles as are so restated and the restatements thereof are as follows:

                                   ARTICLE I

     Sec. 1. NAME AND SEAL: The name of the Corporation shall be American United Life Insurance Company.

     The seal shall be a circular disk around the edge of which shall appear the words, "American United Life Insurance Company," and in the center of which shall appear the words "Seal" and "A Mutual Corporation."

                                   ARTICLE II

     Sec. 1. TERM OF CORPORATE EXISTENCE: The existence of the Surviving Corporation shall be perpetual.

                                  ARTICLE III

     Sec. 1. MEMBERSHIP - CLASSES OF MEMBERS AND POLICYHOLDERS: The members and policyholders of the American United Life Insurance Company shall consist of voting members and non-voting policyholders.

     a. VOTING MEMBERS: The voting members shall consist of the present members of the United Mutual Life Insurance Company and those becoming members of the American United Life Insurance Company subsequent to the effective date of the merger.

     b. NON-VOTING POLICYHOLDERS: The non-voting policyholders shall consist of all policyholders of the American Central Life Insurance Company on the effective date of the merger.

                                  ARTICLE: IV

     Sec. 1. BOARD OF DIRECTORS - NUMBER: The number of directors of the American United Life Insurance Company shall be sixteen (16) and until the first annual meeting and their successors are elected and qualified and vacancies filled they shall consist of the following present directors of the United Mutual Life Insurance Company and the following present directors of the American Central Life Insurance Company, namely:

Go. A. Bangs                                                  Alva M. Lumpkin
Earl B. Barnes                                                William R. O'Neal
Harry C. Byers                                                Gwynn F. Patterson
Russell T. Byers                                              James E. Watson
John W. Craig                                                 Harry R. Wilson
Leslie E. Crouch                                              Richard S. Witte
Edward A. Horton                                              Herbert M. Woollen

IN WITNESS WHEREOF, Said parties, respectively, in accordance with resolutions of their respective Board of Directors, have caused these presents to be signed in their names by their presidents and have affixed hereto their corporate seals attested by their secretaries at the City of Indianapolis, Indiana, the day and year first above written.


                                             AMERICAN LIFE INSURANCE COMPANY

                                             By /s/ Herbert M. Woollen
                                             --------------------------------
                                                       President

ATTEST:

/s/ H. W. Buttolph
--------------------
Secretary

(CORPORATE SEAL)


                                        UNITED MUTUAL LIFE INSURANCE COMPANY

                                        By /s/ Geo. A. Bangs
                                        -------------------------------------
                                               President

ATTEST:
 /s/ W.A. Jenkins
----------------------
Secretary

(CORPORATE SEAL)



STATE OF INDIANA     }
                     }ss:
COUNTY OF MARION     }

On this 17 th day of December, 1936, before me appeared Geo. A. Bangs and W. A. Jenkins, to me personally known, who, being by me duly sworn, did say that they are the President and the Secretary, respectively, of the United Mutual Life Insurance Company and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Go.
A. Bangs and W. A. Jenkins acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and official seal this 17 th day of December, 1936.

 /s/ Alma H. Irwin
----------------------------
Notary Public

My commission expires    Jan. 15, 1939
---------------------------------------

STATE OF INDIANA     }
                     }ss:
COUNTY OF MARION     }



On this 17th day of December,1936,  before me appeared Herbert M. Woollen and H.
W. Buttolph, to me personally known, who, being by me duly sworn, did say that they are the President and the Secretary, respectively, of the American Central Life Insurance Company and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Herbert M. Woollen and H. W. Buttolph acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and official seal this 17 th day of December, 1936.

/s/ Helen L. Clark
-------------------------
Notary Public

My commission expires:      Feb. 23 1938
-----------------------------------------

IT IS FURTHER CERTIFIED that the signatures appended to the foregoing Joint Agreement of Merger are the respective signatures of the corporations, parties thereto, and that the manner of adoption of said Joint Agreement of Merger and the vote by which adopted by each of said corporations is as follows:

     (1) That at a duly called regular meeting of the Board of Directors of the United Mutual Life Insurance Company, held at its home office on the 15th day of August, 1936, at which a quorum was present, said Board did unanimously adopt a resolution approving the Joint Agreement of Merger above set forth; that said resolution directed that said agreement be submitted to a vote of all of the members of said corporation entitled to vote in respect thereof at a special meeting of said members, which was by said resolution called to be held at the home office of said corporation at 941 N. Meridian Street, Indianapolis, Indiana, on the 6th day of October, 1936, at the hour of 10:00 o'clock A. M., and did further direct that notice of said special meeting be given by the secretary of the corporation to all members of record in the manner provided by law; that in compliance with said resolution said secretary did, on the 5th day of September, 1936, mail a printed notice of the place, day, hour and purposes of said special meeting to each mem-ber entitled to vote, at his address as it appeared upon the records of the corporation; that said special members' meeting was duly held at the place, day and hour in said notice stated and that there were present and entitled to vote 13 members in person and 27,289 members represented by proxy; that said members so present in person and represented by proxy constituted a quorum for the transaction of business under the by-laws of the corporation; that a resolution approving said Joint Agreement of Merger was duly adopted by said members, and that the affirmative vote by which said resolution was so adopted was 27,302 votes in favor of and none against its adoption, whereupon said Joint Agreement of Merger was duly adopted by the corporation; that on the 7th day of October, 1936, and within five days after the adoption of the said Joint Agreement of Merger as above stated, the secretary of the corporation did mail a printed notice of the adoption of said Joint Agreement of Merger to each member of record of the corporation who was not present in person or represented by proxy at said special meeting of members, and the corporation did on the 8th day of October, 1936, file with the Indiana Insurance Department an affidavit, signed by the President and the Secretary, that such notice was given; that no member or members have, in the manner provided by law or otherwise, objected to the adoption of said Joint Agreement of Merger or filed a petition with the Indiana Insurance Department for a hearing thereon; that at a duly called adjourned regular meeting of the Board of Directors held at the corporation's home office on the 11th day of December, 1936, at which a quorum was present, said Board did again consider and by a unanimous vote adopted a resolution reapproving said Joint Agreement of Merger in all things and authorizing its execution by the proper officers of the corporation as provided by law; that said adjourned regular meeting of the Board of Directors was held as soon as practicable after the expiration of a period of thirty days after the adoption of said Joint Agreement of Merger by the American Central Life Insurance Company, which corporation was the last, in point of time, to adopt it.

     (2) That at a duly called special meeting of the Board of Directors of the American Central Life Insurance Company held at its home office on the 31st day of August, 1936, at which a quorum was present, said Board did unanimously adopt a resolution approving the above set forth Joint Agreement of Merger; that said resolution directed that said agreement be submitted to a vote of all of the shareholders of said corporation entitled to vote in respect thereof at a special meeting of said shareholders, which was by said resolution called to be held at the home office of said corporation at 30 West Fall Creek Parkway, Indianapolis, Indiana, on the 10th day of November, 1936, at the hour of 10:00 o'clock A. M., and did further direct that notice of said special meeting be given by the secretary of the corporation to all shareholders of record in the manner provided by law; that in compliance with said resolution said secretary did, on the 7th day of October, 1936, deliver or mail a written notice of the place, day, hour and purposes of said special meeting to each shareholder entitled to vote, at his address as it appeared upon the records of the corporation; that the said special meeting was duly held at the place, day and hour in said notice stated and that there were present in person or represented by proxy 2,619 1/2 shares of the total 2,740 outstanding shares of capital stock; that said shareholders so present in person and by proxy constituted a quorum for the transaction of business under the by-laws of the corporation and more than two-thirds of all its outstanding capital stock; that a resolution approving said Joint Agreement of Merger was duly adopted by said shareholders, and that the affirmative vote by which said resolution was so adopted was 2,619 1/2 votes in favor of and none against its adoption, whereupon said Joint Agreement of Merger was duly adopted by the corporation; that on the 10th day of November, 1936, and being within five days after the adoption of said Joint Agreement of Merger as above stated, the secretary of the corporation did mail a written notice of the adoption of said Joint Agreement of Merger to each shareholder of record of the corporation who was not present in person or represented by proxy at said special meeting of shareholders, and the corporation did on the 11th day of November, 1936, file with the Indiana Insurance Department an affidavit, signed by the President and the Secretary, that such notice was given; that no shareholder has, in the manner provided by law or otherwise, objected to the adoption of said Joint Agreement of Merger or demanded payment of the value of his share or shares of stock; that at a duly called special meeting of the Board of Directors held at the corporation's home office on the 11th day of December, 1936, at which a quorum was present, said Board did again consider and by a unanimous vote adopted a resolution reapproving said Joint Agreement of Merger in all things and authorizing its execution by the proper officers of the corporation as provided by law; that said special meeting of the Board of Directors was held as soon as practicable after the expiration of a period of thirty day after the adoption of said Joint Agreement of Merger by the shareholders of and by said corporation.

     (3) That pursuant to authorization by their respective Boards of Directors as hereinbefore stated, said corporations did on the 17 th day of December, 1936, duly execute said Joint Agreement of Merger.

     IN WITNESS WHEREOF, said corporations, respectively, have caused these presents to be signed in such multiple copies as shall be required in their names by their presidents and have affixed hereto their corporate seals attested by their secretaries at the city of Indianapolis, Indiana, this 17th day of December, 1936.

                                   AMERICAN CENTRAL LIFE INSURANCE COMPANY

                                   By /s/ Herbert M. Woollen
                                   ---------------------------------------
                                             President

ATTEST:

/s/ H. W. Buttolph
---------------------------
Secretary

(CORPORATE SEAL)


                                   UNITED MUTUAL LIFE INSURANCE COMPANY

                                   By /s/ Geo. A. Bangs
                                   ----------------------------------------
                                             President

ATTEST:

/s/  W.A. Jenkins
---------------------------
Secretary


(CORPORATE SEAL)


STATE OF INDIANA     }
                     }ss:
COUNTY OF MARION     }


On this 17 th day of December,  1936,  before me appeared Herbert M. Woollen and
H. W. Buttolph, to me personally known, who, being by me duly sworn, did say that they are the President and the Secretary, respectively, of the American Central Life Insurance Company and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Herbert M. Woollen and H. W. Buttolph acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and official seal this 17 th day of December, 1936.

/s/ Helen L. Clark
-----------------------------
Notary Public

My commission expires:   Feb. 26, 1938
--------------------------------------

STATE OF INDIANA     }
                     }ss:
COUNTY OF MARION     }


     On this 17th day of December, 1936, before me appeared Geo. A. Bangs and W.
A. Jenkins, to me personally known, who, being by me duly sworn, did say that they are the President and the Secretary, respectively, of the United Mutual Life Insurance Company and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Go A. Bangs and W. A. Jenkins acknowledged said instrument to be the free act and deed of said corporation.

Witness my hand and official seal this 17 th day of December, 1936.

/s/ Alma H. Irwin
-----------------------
Notary Public

My commission expires: January 15, 1939
-----------------------------------------